EXHIBIT 10.6
FIRST AMENDMENT
TO
INDEMNIFICATION AND REIMBURSEMENT AGREEMENT

This FIRST AMENDMENT TO INDEMNIFICATION AND REIMBURSEMENT AGREEMENT (this “Amendment”), dated as of April 21, 2020, by and between (i) Honeywell International Inc., a corporation organized under the Laws of the State of Delaware (“Indemnitee” or “Honeywell”), and (ii) Resideo Intermediate Holding Inc., a corporation organized under the Laws of the State of Delaware (“Indemnitor”), amends that certain Indemnification and Reimbursement Agreement, dated October 14, 2018, by and between (i) Honeywell and (ii) New HAPI Inc., a corporation organized under the Laws of the State of Delaware (subsequently assigned to Indemnitor) (as amended, the “Indemnification and Reimbursement Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Indemnification and Reimbursement Agreement or, if not defined therein, in the Current Credit Agreement (as amended by an amendment of the Current Credit Agreement, publicly filed by Resideo Technologies, Inc. on a Current Report on Form 8-K, dated November 26, 2019 (the “First Amendment to the Credit Agreement”)).

WITNESSETH:

WHEREAS, pursuant to Section 4.13 of the Indemnification and Reimbursement Agreement, the Indemnification and Reimbursement Agreement may be amended, supplemented or modified only by an instrument in writing specifically designated as an amendment signed on behalf of each Party; provided that such amendment does not result in the increase of the late payment fee set forth in Section 2.5(b) of the Indemnification and Reimbursement Agreement;

WHEREAS, the amendments to the Indemnification and Reimbursement Agreement contemplated herein do not include any such amendment of the late payment fee set forth in Section 2.5(b) of the Indemnification and Reimbursement Agreement;

WHEREAS, the Parties desire to amend the Indemnification and Reimbursement Agreement in the manner set forth herein; and

WHEREAS, Indemnitor, Homes, the Homes Borrower and certain of its Affiliates and Subsidiaries that are members of the Homes Group have entered into the First Amendment to the Credit Agreement.

NOW, THEREFORE, in accordance with Section 4.13 of the Indemnification and Reimbursement Agreement, the Parties agree as follows:

ARTICLE I

AMENDMENTS

1.1 Subject to the terms of this Amendment, including Section 1.3 hereof, Exhibit G of the Indemnification and Reimbursement Agreement is amended as set forth in Annex A.

1.2 Notwithstanding anything contained in the Indemnification and Reimbursement Agreement to the contrary, (a) no Quarterly Payment shall be made by Indemnitor on April 30, 2020 pursuant to the Indemnification and Reimbursement Agreement (such Quarterly Payment, the “Deferred Payment”), and (b) subject to the terms and conditions set forth in the Indemnification and Reimbursement Agreement, the Deferred Payment shall be paid by Indemnitor to Indemnitee no later than July 30, 2020. For the avoidance of doubt, (i) no interest or late fees shall accrue or be payable in respect of the Deferred Payment as a result of Indemnitor’s failure to make the Deferred Payment on April 30, 2020, (ii) the Deferred Payment shall be (A) deemed a Quarterly Payment for all purposes of the Indemnification and Reimbursement Agreement and otherwise, with a Quarterly Payment Date of the earlier of (x) the date on which Indemnitor elects to make such Deferred Payment and (y) July 30, 2020, and (B) in addition to any other Quarterly Payment payable on such Quarterly Payment Date pursuant to the Indemnification and Reimbursement Agreement, and (iii) no breach of or Default under the Indemnification and Reimbursement Agreement shall arise or result from the failure to make the Deferred Payment on April 30, 2020.

1.3 Notwithstanding anything contained in this Amendment to the contrary, neither the execution of this Amendment nor anything herein contained (including in any exhibit, annex or schedule hereto) is intended to be, nor shall it be deemed to be, nor shall any Party assert it to be (or allow any Affiliate or Representative thereof to assert it to be) or use it for the purpose of (including in any litigation, arbitration, proceeding or other dispute related to the Indemnification and Reimbursement Agreement, any other contract or agreement between any of the Parties or any Affiliates thereof (collectively, the “Other Agreements”) or otherwise): (A) an admission or concession of any Default, breach or non-compliance under the Indemnification and Reimbursement Agreement or any Other Agreement, (B) an admission or concession as to any matters relating to the Indemnification and Reimbursement Agreement, any Other Agreement or any terms or provisions thereof, or (C) a waiver of any claims, rights, remedies, defenses, arguments, interpretations or obligations of the Parties or any of their Affiliates under or related to the Indemnification and Reimbursement Agreement or any Other Agreement; provided, that, any Party may use this Amendment to seek to enforce the terms of the Indemnification and Reimbursement Agreement (as amended herein).

1.4 Section 4.8 of the Indemnification and Reimbursement Agreement is amended and restated in its entirety to read as follows:

a.if to Indemnitor:

Resideo Intermediate Holding Inc.
2 Corporate Center Dr #100
Melville, NY 11747
Attention: Jeannine J. Lane, General Counsel
Ann Marie Geddes, Controller
Email: Jeannine.Lane@Resideo.com
AnnMarie.Geddes@Resideo.com

with a copy of any such notice sent to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Russell L. Leaf
Email: rleaf@willkie.com

b.if to Indemnitee,

Honeywell International Inc.
300 South Tryon Street
Charlotte, NC 28202
Attention: Anne T. Madden, Senior Vice President and General Counsel
Jim Colby, Vice President and Treasurer
Email: Anne.Madden@Honeywell.com
Jim.Colby@Honeywell.com

with a copy of any such notice sent to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Craig B. Brod
Kimberly R. Spoerri
Fax: (212) 225-3999
Email: cbrod@cgsh.com
kspoerri@cgsh.com
ARTICLE II

MISCELLANEOUS

2.1 References. Each reference in the Indemnification and Reimbursement Agreement shall, unless the context otherwise requires, mean the Indemnification and Reimbursement Agreement as amended by this Amendment.

2.2  No Other Amendments; Continuing Effect. The amendments set forth herein are limited precisely as written and will not be deemed to be an amendment to any other term or condition of the Indemnification and Reimbursement Agreement or any of the documents referred to therein or be deemed to consent to any amendment of any other term or condition of the Current Credit Agreement (as amended by the First Amendment to the Credit Agreement) or any other Principal Credit Agreement or any of the documents referred to therein. Except as expressly amended hereby and subject to the terms set forth in Section 1.3 hereof, the terms and conditions of the Indemnification and Reimbursement Agreement shall continue in full force and effect.

2.3 Representations and Warranties; No Defaults; No Waivers. The representations and warranties contained in Sections 4.2 (a), (b) and (c) of the Indemnification and Reimbursement Agreement are hereby restated by each Party and incorporated herein by reference. Indemnitor represents and warrants that as of the date hereof, after giving effect to this Amendment, no default or event of default has occurred and is continuing under any of the Indemnification and Reimbursement Agreement, the Current Credit Agreement (as amended by the First Amendment to the Credit Agreement) or any other Loan Document, or any other Indebtedness of the Indemnitor or any of its subsidiaries. This Amendment is not a waiver of, or consent to, any default or event of default now existing or hereafter arising under the Indemnification and Reimbursement Agreement (as amended by this Amendment), the Current Credit Agreement (as amended by the First Amendment to the Credit Agreement), any other Loan Document or any other Indebtedness of the Indemnitor or any of its subsidiaries.

2.4 Dispute Resolution; Governing Law; Jurisdiction; WAIVER OF JURY TRIAL; Interpretation, Etc. The provisions of Section 4.3 (“Dispute Resolution”), Section 4.4 (“Governing Law; Jurisdiction”), Section 4.5 (“Waiver of Jury Trial”), Section 4.6 (“Court-Ordered Interim Relief”) and Section 4.14 (“Interpretation”) of the Indemnification and Reimbursement Agreement are hereby incorporated herein by reference and shall apply mutatis mutandis.

2.5 Successors. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

2.6 Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

HONEYWELL INTERNATIONAL INC.
By:	/s/ Anne T. Madden
Name:	Anne T. Madden
Title:	Senior Vice President and General Counsel

RESIDEO INTERMEDIATE HOLDING INC.
By:	/s/ Jeannine J Lane
Name:	Jeannine J Lane
Title:	EVP and General Counsel

Annex A

Subject to the terms of the Amendment to which this Annex A is attached, including Section 1.3 thereof, the Parties hereby agree that Exhibit G, dated as of the Distribution Date (“Exhibit G”), shall be amended to read as follows.

Section 1.1 Section 1.1 of Exhibit G shall be amended and restated in its entirety to read as follows:
“Section 1.1 Defined Terms
a.Notwithstanding anything to the contrary in this Agreement, capitalized terms used in this Exhibit G and not otherwise defined herein have the meanings specified in the Current Credit Agreement (as in effect on November 26, 2019 (the “First Amendment Date”)).”

Section 1.2 The first two definitions of Section 1.2 of Exhibit G shall be amended and restated in their entirety to read as follows:

““Credit Default” shall mean an “Event of Default” under and as defined in the Current Credit Agreement (as in effect on the First Amendment Date).

“Debt-Related Guarantee” shall have the meaning of “Guarantee” set forth in the Current Credit Agreement (as in effect on the First Amendment Date).”

Section 1.3 Section 3.01(xx)(A)(2)(x) of Exhibit G shall be amended and restated in its entirety to read as follows:

“the Consolidated Total Leverage Ratio is no greater than 3.30 to 1.00”.

Section 1.4 Section 3.08(b) of Exhibit G shall be amended and restated in its entirety to read as follows:
“(b) Neither Indemnitor nor the Borrower will, nor will they permit any Indemnitor Group Restricted Subsidiary to, prepay, redeem, purchase or otherwise satisfy any Indebtedness that is subordinated in right of payment to the Obligations (excluding, for the avoidance of doubt, any subordinated obligations owing to Indemnitor or any Indemnitor Group Restricted Subsidiary) except for:
(i) regularly scheduled interest and principal payments as and when due in respect of any such Indebtedness, other than payments in respect of such Indebtedness prohibited by the subordination provisions thereof;
(ii) refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 3.1; and
(iii) prepayments of subordinated obligations owed to the Borrower or any Indemnitor Group Restricted Subsidiary or any Refinancing Indebtedness with the proceeds of other subordinated Indebtedness.”

Section 1.5 Section 3.13 of Exhibit G shall be amended and restated in its entirety to read as follows:
“Section 3.13 Consolidated Total Leverage Ratio. Indemnitor will not, and will cause its Subsidiaries not to, permit the Consolidated Total Leverage Ratio for any period of four consecutive fiscal quarters of Holdings ending on or about any date during any period set forth below, to exceed the ratio set forth below opposite such period:

Fiscal Quarter Ending	Consolidated Total Leverage Ratio
December 31, 2019	5.25 to 1.00
March 31, 2020	5.25 to 1.00
June 30, 2020	5.25 to 1.00
September 30, 2020	5.25 to 1.00
December 31, 2020	4.75 to 1.00
March 31, 2021	4.75 to 1.00
June 30, 2021	4.75 to 1.00
September 30, 2021	4.75 to 1.00
December 31, 2021	4.25 to 1.00
March 31, 2022	4.25 to 1.00
June 30, 2022	4.25 to 1.00
September 30, 2022	4.25 to 1.00
December 31, 2022 and thereafter	3.75 to 1.00